Exhibit 21
SUBSIDIARIES OF THE COMPANY

AFP Trading (Shanghai) Co. Ltd.	China
AFPTOH, LTD	Texas
Air Ride Pallets Hong Kong Limited	Hong Kong
Austin Foam Plastics, Inc. (dba AFP, Inc.)	Texas
B+ Equipment SAS	France
Beacon Holdings, LLC	Delaware
Cactus (Shanghai) Trading Co., Ltd.	China
Cryovac (Malaysia) SDN. BHD	Malaysia
Cryovac Brasil Ltda.	Brazil
Cryovac Holdings II, LLC	Delaware
Cryovac International Holdings Inc.	Delaware
Cryovac Londrina Ltda.	Brazil
Cryovac, LLC*	Delaware
Cryovac-Sealed Air de Costa Rica S.R.L.	Costa Rica
Diversey J Trustee Limited	United Kingdom
Diversey Trustee Limited	United Kingdom
Entapack Pty. Ltd.	Australia
Fagerdala (Chengdu) Packaging Co., Ltd	China
Fagerdala (Hefei) Packaging Co., Ltd	China
Fagerdala (Shanghai) Foams Co. Ltd.	China
Fagerdala (Shanghai) Polymer Co. Ltd.	China
Fagerdala (Suzhou) Packaging Co. Ltd.	China
Fagerdala (Thailand) Limited	Thailand
Fagerdala (Xiamen) Packaging Co. Ltd.	China
Fagerdala Leamchabung Limited	Thailand
Fagerdala Malaysia Sdn Bhd	Malaysia
Fagerdala Mexico S.A. De C.V.	Mexico
Fagerdala Mexico Supply Chain S.A. De C.V.	Mexico
Fagerdala Singapore Pte Ltd	Singapore
Foxpak Flexibles Ltd.	Ireland
Getpacking.com, GmbH	Switzerland
Invertol S. de R.L. de C.V.	Mexico
JSC Sealed Air Kaustik	Russia
Kevothermal Limited	United Kingdom
Kevothermal LLC	Delaware
KRIS Automated Packaging Systems Holding Company	Mauritius
LB Holdco, Inc.	Delaware
LB Parent, Inc.	Delaware
Liqui-Box Holdings, Inc.	Delaware
Liqui-Box, Inc.	Delaware
Liqui-Box US Inc.	Delaware
Liqui-Box Corporation	Ohio
Liqui-Box US-UK LLC	Delaware
Liqui-Box, L.P.	Delaware
Liqui-Box Packaging Private Limited	India

Liqui-Box (PTY) Ltd.	South Africa
Liqui-Box Spain S.L.U.	Spain
Liqui-Box UK Limited	United Kingdom
LB Europe Limited	United Kingdom
0927016 B.C. Unlimited Liability Company	Canada
0927021 B.C. Unlimited Liability Company	Canada
0927165 B.C. ULC	Canada
Liqui-Box Canada Partnership	Canada
Liqui-Box Canada ULC	Canada
Liqui-Box Mexico S.A. de C.V.	Mexico
LB Productos S.A. de C.V.	Mexico
LB Slovakia Holdco Limited	Slovakia
LB Slovakia Plastics s.r.o.	Slovakia
Liqui-Box Germany GmbH	Germany
Liqui-Box Bulgaria EAD	Bulgaria
Liqui-Box Asia Pacific Limited	New Zealand
Liqui-Box (Thailand) Limited	Thailand
Liqui-Box Packaging Products (Taizhou) Co. Ltd.	China
Pack-Tiger GmbH	Switzerland
Producembal- Producao de Embalagens, LTDA	Portugal
Saddle Brook Insurance Company	Vermont
Sealed Air (Barbados) S.R.L.	Barbados
Sealed Air (Canada) Co./CIE	Canada
Sealed Air (Canada) Holdings B.V.	Netherlands
Sealed Air (China) Limited	Delaware
Sealed Air (China) Co. Ltd.	China
Sealed Air (Korea) Limited	Korea
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air (Malaysia) SDN. BHD.	Malaysia
Sealed Air (New Zealand)	New Zealand
Sealed Air (Philippines) Inc.	Philippines
Sealed Air (Singapore) Pte. Limited	Singapore
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Africa (Pty.) Limited	South Africa
Sealed Air Americas Manufacturing S. de R.L. de C.V.	Mexico
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty. Limited	Australia
Sealed Air Australia Real Estate Pty Ltd	Australia
Sealed Air B.V.	Netherlands
Sealed Air Belgium N.V.	Belgium
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile SpA	Chile
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware
Sealed Air Cyprus Ltd.	Cyprus
Sealed Air de Mexico Operations, S. de RL. de C.V.	Mexico
Sealed Air Denmark A/S	Denmark
Sealed Air Finance Luxembourg S.a.r.l.	Luxembourg

Sealed Air Funding LLC	Delaware
Sealed Air General Trading LLC	United Arab Emirates
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air Hellas SA	Greece
Sealed Air Holding France SAS	France
Sealed Air Holdings (New Zealand) Pty. Ltd.	New Zealand
Sealed Air Holdings South Africa Proprietary Limited	South Africa
Sealed Air Holdings UK Limited	United Kingdom
Sealed Air Holdings UK I Limited	United Kingdom
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Hungary Ltd.	Hungary
Sealed Air Investment and Management (Shanghai) Co., Ltd.	China
Sealed Air IP Holdings, LLC	Delaware
Sealed Air IP Limited	United Kingdom
Sealed Air Japan G.K.	Japan
Sealed Air Limited	Ireland
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Netherlands (Holdings) II B.V.	Germany
Sealed Air Norge AS	Norway
Sealed Air OY	Finland
Sealed Air Packaging (Shanghai) Co., Limited	China
Sealed Air Packaging (Thailand) Co., Ltd.	Thailand
Sealed Air Packaging Materials (India) LLP	India
Sealed Air Packaging S.L.U.	Spain
Sealed Air Peru S.A.C.	Peru
Sealed Air Polska Sp. Zoo	Poland
Sealed Air Pty Ltd.	Australia
Sealed Air S.r.l.	Italy
Sealed Air s.r.o.	Czech Republic
Sealed Air S.A S.	France
Sealed Air South Africa (Pty.) Ltd.	South Africa
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air UK Limited Partnership	United Kingdom
Sealed Air Uruguay S.A.	Uruguay
Sealed Air US Holdings (Thailand), LLC	Delaware
Sealed Air Verpackungen GmbH	Germany
Sealed Air Vietnam Company Limited	Vietnam
Shanklin Corporation	Delaware
TXAFP Asia Pacific, Ltd.	Texas
TXAFP GP LLC	Texas